Exhibit 3

AMENDED AND RESTATED

BY-LAWS

OF

GENERAL CABLE CORPORATION
(a Delaware corporation)

ARTICLE I
Stockholders

Section 1.  Annual Meetings.  All annual meetings of the Stockholders for the election of directors shall be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting; provided, however, that the Board of Directors may, in its sole discretion if and to the extent permitted by applicable law, determine that any such meeting shall not be held at any place, but may instead be held solely by means of remote communication.

              (a)           Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect, by a plurality vote, a Board of Directors or, during such time as the certificate of incorporation of the Corporation (the “Certificate of Incorporation”) provides for a classified Board of Directors, that class of directors the term of which shall expire at the meeting, and transact such other business as may properly be brought before the meeting.

              (b)           Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than 60 days prior to the date of the meeting.  A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

              (c)           The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder.  Nothing in these By-Laws shall require the Corporation to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place, if any, shall be specified in the notice of the meeting, or, if not so specified, at the place, if any, where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.  The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

Section 2.      Special Meetings.  Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, shall be called by the Chairman, President or Secretary only at the request in writing of a majority of the Board of Directors then in office.  Such request shall state the purpose or purposes of the proposed meeting.

                 (a)           Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting.  Special meetings may be held at such place as shall be designated by the Board of Directors.  Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

         (b)           Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice.

Section 3.       Quorums.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law (the “DGCL”) or by the Certificate of Incorporation.

              (a)           Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.  When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

              (b)           When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which, by express provision of the DGCL or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 4.       Organization.  Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman’s absence, the President, if any, or if none or in the President’s absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting.  The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as Secretary of every meeting and keep the minutes thereof, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.  The order of business at all meetings of Stockholders shall be as determined by the Chairman of the meeting.

Section 5.       Voting; Proxies; Required Vote.  At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing or other means of electronic submission if, and to the extent, permitted by the Board of Directors, subscribed by such Stockholder or by such Stockholder’s duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period) and, unless the DGCL or the Certificate of Incorporation (including resolutions designating any class or series of preferred stock pursuant to Article IV of the Certificate of Incorporation) provides otherwise, shall have one vote for each share of stock entitled to vote as held by such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws.

              (a)           At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect directors.  Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

              (b)           Where the holders of a class or classes of shares of the Corporation, present in person or represented by proxy, shall be entitled to vote separately as a class on any matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

Section 6.       Inspector of Election.  The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders.  On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

Section 7.       Stockholder Proposals and Nominations.

        (a)           No proposal for a Stockholder vote shall be submitted by a Stockholder (a “Stockholder Proposal”) to the Corporation’s Stockholders unless the Stockholder submitting such proposal (the “Proponent”) shall have filed a written notice setting forth with particularity

  (i)           the names and business addresses of the Proponent and any “Stockholder Associated Person”, as defined in paragraph (d) of this Article I Section 7, acting in concert with the Proponent;

  (ii)           the names and addresses of the Proponent and such Stockholder Associated Person, as they appear on the Corporation’s books (if they so appear);

  (iii)

  (A)           the class and number of shares of stock of the Corporation which are, directly or indirectly, owned beneficially and of record by the Proponent and such Stockholder Associated Person,

  (B)           any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of shares of stock of the Corporation or with a value derived in whole or in part from the value of any class of shares of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by the Proponent or such Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation,

  (C)           any proxy, contract, arrangement, understanding, or relationship pursuant to which the Proponent or such Stockholder Associated Person has a right to vote any shares of any security of the Corporation,

  (D)           any short interest in any security of the Corporation (for purposes of these By-Laws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security),

  (E)           any rights to dividends on the shares of stock of the Corporation owned beneficially by the Proponent or such Stockholder Associated Person that are separated or separable from the underlying shares of stock of the Corporation,

  (F)           any proportionate interest in shares of stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the Proponent or such Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and

  (G)           any performance –related fees (other than an asset-based fee) that the Proponent or such Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of stock of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of the immediate family of the Proponent or such Stockholder Associated Person sharing the same household (which information shall be supplemented by such Stockholder and by such Stockholder Associated Person and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder);

  (iv)           a description of the Stockholder Proposal containing all material information relating thereto along with any interest that such Proponent or Stockholder Associated Person has in the Stockholder Proposal or any benefits that the Proponent or Stockholder Associated Person may derive from the outcome of any vote on the Stockholder Proposal; and

  (v)           such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and Stockholders of the Corporation to consider the Stockholder Proposal.  The presiding officer at any Stockholders’ meeting may determine that any Stockholder Proposal was not made in accordance with the procedures prescribed in these By-Laws or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the Stockholder Proposal shall be disregarded.

         (b)           Only individuals who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make nominations (if any), or who are nominated by Stockholders in accordance with the procedures set forth in this Article I Section 7, shall be eligible for election, or qualified to serve, as directors.  Nominations of individuals for election to the Board of Directors of the Corporation at any annual meeting or any special meeting of Stockholders at which directors are to be elected may be made by any Stockholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Article I Section 7.  Nominations by Stockholders shall be made by written notice (a “Nomination Notice”), which shall set forth

  (i)           as to each individual nominated,

       (A)           the name, date of birth, business address and residence address of such individual;

  (B)           the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience;

  (C)           a description of all direct and indirect compensation and other material monetary and non-monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Stockholder submitting the Nomination Notice and any Stockholder Associated Person acting in concert with such person, on the one hand, and each proposed nominee and any Shareholder Associated Person acting in concert with such nominee, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the nominating Stockholder and any beneficial owner on whose behalf the nomination is made, if any, or any Stockholder Associated Person acting in concert therewith, were the “registrant” for purposes of such Item and the nominee were a director or executive officer of such registrant;

  (D)           whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity;

  (E)           any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended;

  (F)           whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and

  (G)           any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

  (ii)           as to the Stockholder submitting the Nomination Notice and any Stockholder Associated Person acting in concert with such Stockholder,

  (A)           the name and business address of the Stockholder and of such Stockholder Associated Person,

  (B)           the names and addresses of the Stockholder and of such Stockholder Associated Person as they appear on the Corporation’s books (if they so appear), and

  (C)
  (1)           the class and number of shares of stock of the Corporation which are, directly or indirectly, owned beneficially and of record by the Stockholder and such Stockholder Associated Person,

  (2)           any Derivative Instrument directly or indirectly owned beneficially by the Stockholder and by such Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Corporation,

  (3)           any proxy, contract, arrangement, understanding, or relationship pursuant to which the Stockholder and such Stockholder Associated Person has a right to vote any shares of any security of the Corporation,

  (4)           any short interest in any security of the Corporation (for purposes of these By-Laws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security),

  (5)           any rights to dividends on the shares of stock of the Corporation owned beneficially by the Stockholder and by such Stockholder Associated Person that are separated or separable from the underlying shares of stock of the Corporation,

  (6)           any proportionate interest in shares of stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the Stockholder or such Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and

  (7)           any performance –related fees (other than an asset-based fee) to which the Stockholder or such Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of stock of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of the immediate family of the Stockholder or such Stockholder Associated Person sharing the same household (which information shall be supplemented by such Stockholder and by such Stockholder Associated Person and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder).

A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice.  If the presiding officer at any Stockholders’ meeting determines that a nomination was not made in accordance with the procedures prescribed by these By-Laws, he shall so declare to the meeting and the defective nomination shall be disregarded.

              (c)           Stockholder Proposals and Nomination Notices shall be delivered or sent by certified mail, return receipt requested, to the Secretary at the principal executive office of the Corporation sixty (60) days or more before the date of the Stockholders’ meeting if such Stockholder Proposal or Nomination Notice is to be submitted at an annual Stockholders’ meeting.  Stockholder Proposals and Nomination Notices shall be delivered to the Secretary at the principal executive office of the Corporation no later than the close of business on the 15th day following the day on which notice of the date of a special meeting of Stockholders was given if the Stockholder Proposal or Nomination Notice is to be submitted at a special Stockholders’ meeting.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a Stockholder’s notice as described above.

  (d)           For the purposes of this Article I Section 7 of these By-Laws “Stockholder Associated Person” shall mean (i) any person controlling, directly or indirectly, or acting in concert with, or having any contracts, plans understandings or arrangements with respect to the Corporation with, such Stockholder; (ii) any beneficial owner of a Derivative Instrument or shares of stock of the Corporation owned of record or beneficially by such Stockholder; and (iii) any person controlling, controlled by or under common control with such person.  As used in these By-Laws, “person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or any other entity or group (as defined in Section 13(d)(3) of the Exchange Act.

  (e)           If information submitted by any person in connection with a Stockholder Proposal pursuant to paragraph (a) of this Article I Section 7 or a Nomination Notice pursuant to paragraph (b) of this Article I Section 7 shall be inaccurate or materially misleading, such information may be deemed not to have been provided in accordance with this Article I Section 7.  Any person submitting information in connection with a Stockholder Proposal pursuant to paragraph (a) of this Article I Section 7 or a Nomination Notice pursuant to paragraph (b) of this Article I Section 7 shall provide (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any such information, submitted by such person pursuant to this Article I Section 7; and (ii) a written update of any information previously submitted by such person pursuant to this Article I Section 7 as of an earlier date so that the information provided or required to be provided in such notice pursuant to this Article I Section 7 shall be true, correct and complete as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof.  If the person fails to provide such written verification or a written update within such period, the information as to which written verification or a written update was required may be deemed not to have been provided in accordance with this Article I Section 7.  Only such Stockholder Proposals and Nomination Notices made in accordance with the procedures set forth in this Article I Section 7 shall be eligible to be brought before the meeting.  The presiding officer at any Stockholders’ meeting shall have the power to determine whether a Stockholder Proposal or Nomination Notice was made in accordance with this Article I Section 7, and, if any Stockholder Proposal or Nomination Notice is not in compliance with this Article I Section 7, to declare at the meeting or otherwise provide notice to such person that such Stockholder Proposal or Nomination Notice shall be disregarded.

  (f)           Notwithstanding the foregoing provisions of this Article I Section 7, a Stockholder shall also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Article I Section 7.  Nothing in this Article I Section 7 shall be deemed to affect the right of the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

ARTICLE II
Board of Directors

Section 1.      General Powers.  The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised by the Stockholders.

Section 2.       Qualifications; Number; Chairman; Remuneration.  Each director shall be at least 18 years of age.  A director need not be a Stockholder, a citizen of the United States, or a resident of the State of Delaware.  The number of directors constituting the entire Board shall be such number as may be fixed from time to time by the Board of Directors, but shall be not less than three nor more than nine. The use of the phrase “entire Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

       (a)           Chairman of the Board.  At its meeting after each annual meeting, the Board of Directors shall select one of the directors to be its Chairman. The position of the Chairman shall be a non-executive position. The Chairman shall have the duties set forth below and such other or different duties as the Board may determine. The Chairman’s regular duties shall be:  (i) to preside at all meetings of Stockholders and the Board of Directors; (ii) to develop with the President an appropriate schedule of Board and Board Committee meetings and related agendas; (iii) to advise the President on the quality, quantity and timeliness of the flow of information from management necessary for  Board members to effectively and responsibly perform their duties; (iv) to lead the Board in deliberations relating to the President’s employment, including hiring, contract negotiations, performance evaluations and dismissal; (v) to appoint, after appropriate consultation, members of Board Committees, including chairs of the Committees; (vi) to counsel the President on issues of interest or concern to directors and act as liaison between the other directors and the President; and (vii) to provide strategic guidance, as well as advise, relating to corporate and management development processes, subject to regular Board approval procedures as required.

  (b)           Remuneration.  Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary or retainer as director. The Chairman of the Board of Directors may receive such compensation as the Board of Directors may determine in connection with services rendered as Chairman.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.  Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

Section 3.    Quorum and Manner of Voting.  Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum.  A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice.  The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  When a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.      Annual Meeting.  At the next regular meeting following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

Section 5.      Regular Meetings.  Regular meetings of the Board of Directors shall be held at such places and such times as the Board of Directors shall from time to time by resolution determine.  After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given

.

Section 6.       Special Meetings.  Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated residence or office address at least 24 hours before the meeting; provided, however, that if less than five days’ notice is provided and one-third of the members of the Board of Directors then in office object in writing prior to or at the commencement of the meeting, such meeting shall be postponed until five days after such notice was given pursuant to this sentence (or such shorter period to which a majority of those who objected in writing agree), provided that notice of such postponed meeting shall be given in accordance with this Article II Section 6.  The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.  Only meetings of the Board of Directors which are duly called pursuant to this Section 6, and Section 4 and Section 5 of this Article II shall constitute official meetings of the Board of Directors and no other actions shall constitute meetings of the Board of Directors for purposes of these By-Laws.

Section 7.        Organization.  At all meetings of the Board of Directors, the Chairman or in the Chairman’s absence or inability to act, the President, or in the President’s absence, a Chairman chosen by the directors, shall preside.  The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as Secretary.

Section 8.       Resignation.  Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman or Secretary, unless otherwise specified in the resignation.  Directors may be removed only in the manner provided in the Certificate of Incorporation.

Section 9.       Vacancies.  Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

Section 10.     Preferred Directors.  Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolutions applicable thereto adopted by the Board of Directors pursuant to the Certificate of Incorporation, and such directors so elected shall not be subject to the provisions of this Article II unless otherwise provided in such resolutions.

ARTICLE III
Committees

Section 1.       Appointment.  The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Chairman of the Board, however, shall appoint the members and chair of each such Committee including any alternate members and replacements. Any such Committee, to the extent provided in the resolution, shall, subject to the provisions of Article III, Section 1of these By-Laws, have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 2.       Procedures, Quorum and Manner of Acting.  Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors.  Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee.  Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

Section 3.        Termination.  In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

ARTICLE IV
Officers

Section 1.        Election and Qualifications.  The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President, a Secretary, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and Assistant Secretaries, Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper.  Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President.  Any two or more offices may be held by the same person.

Section 2.        Term of Office and Remuneration.  The term of office of all officers shall be until their respective successors have been elected and qualified or their earlier death, resignation or removal.  The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

Section 3.        Resignation; Removal.  Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation.  Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors.  Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

Section 4.         Powers and Duties of Officers.

  (a)        President.  Unless otherwise provided by the Board, the President shall be the chief executive officer of the Corporation and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers.  The President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors.  The President shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to the office of chief executive officer and such other duties as from time to time may be assigned by the Board of Directors.

  (b)        Vice President(s).  A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the President.

  (c)         Treasurer.  The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors or the President.  The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, and shall render, upon request, an account of all such transactions.

  (d)           Secretary.  The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors or the President.  The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose.  The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors.  The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

  (e)           Assistant Officer(s).  Any assistant officer shall have the same duties and authority as the officer whom such assistant officer assists and, in addition, such other duties and authority as the Board of Directors or President shall from time to time assign.

ARTICLE V
Contracts, Etc.

Section 1.       Contracts.  The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

Section 2.       Proxies; Powers of Attorney; Other Instruments.  (a)  The President, any Vice President, the Treasurer or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the President, such Vice President or the Treasurer shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

  (b)           The President, any Vice President, the Treasurer or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person.  The Board of Directors, from time to time, may confer like powers upon any other person.

ARTICLE VI
Books and Records

Section 1.       Location.  The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine.  The record books containing the names and addresses of all Stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

Section 2.       Addresses of Stockholders.  Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder’s address as it appears on the records of the Corporation.

Section 3.       Fixing Date for Determination of Stockholders of Record.  (a)  In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

  (b)           In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Article VI Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VII
Shares of Stock

Section 1.       Stock.  The shares of the Corporation’s stock may be certificated or uncertificated, as provided under Delaware law, and shall be entered in the books of the Corporation and registered as they are issued.  Certificates representing shares of the Company stock issued to any shareholders shall be signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or any Vice-President, and by the Treasurer or any Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form.  Any or all of the signatures on any such certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall cause to be sent to the registered owner thereof a written notice that shall set forth the name of the Corporation, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on such shares of stock.

For shares that are issued in certificated form, any resolution of the Board of Directors providing for uncertificated shares shall not apply to certificated shares until such certificates are surrendered to the Company or its duly authorized agent.

Section 2.       Record Ownership.  The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue thereof, shall be entered on the books of the Corporation.  The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the DGCL.  The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation whether represented by certificates or in uncertificated form.

Section 3.      Transfer of Record Ownership.   Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate if necessary and record the transaction upon the Corporation’s books. Upon the surrender of any certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Cancelled" and filed with the permanent stock records of the Corporation.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation.  If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

Section 4.      Fractional Shares. The Corporation may, but shall not be required to, issue fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as the time when those entitled to receive such fractions are determined.

Section 5.        Lost, Stolen or Destroyed Certificates.  The Corporation may issue: (i) a new certificate or (ii) uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate.

Section 6.        Transfer Agents; Registrants; Rules Respecting Shares of Stock.  The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.  The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation or may authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

ARTICLE VIII
Dividends

Subject to the provisions of Delaware Law and the Certificate of Incorporation, the Board of Directors shall have full power to declare and pay dividends on the capital stock of the Corporation.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may determine for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

ARTICLE IX
Ratification

Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized.  Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE X
Corporate Seal

The corporate seal shall be in form of a circular inscription which contains the words “Corporate Seal” and such additional information as the officer inscribing such seal shall determine in such officer’s sole discretion.  The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

ARTICLE XI
Fiscal Year

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.  Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on December 31.

ARTICLE XII
Waiver of Notice

Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE XIII
Amendments

By-Laws may be adopted, amended or repealed by either the Board of Directors or the affirmative vote of the holders of at least 66 2/3% of the voting power of all shares of the Corporation’s capital stock then entitled to vote generally in the election of directors.

ARTICLE XIV
Indemnification

Section 1.       Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or (b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, “another enterprise” or “other enterprise”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ and other professionals’ fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith (“Losses”).  To the extent any of the indemnification provisions set forth in this Article XIV prove to be ineffective for any reason in furnishing the indemnification provided, each of the persons named above shall be indemnified by the Corporation to the fullest extent not prohibited by applicable law.  Without diminishing the scope of indemnification provided by this Article XIV Section 1, such persons shall also be entitled to the further rights set forth below.

Section 2.       Actions, Suits Or Proceedings Other Than Those By Or In The Right Of The Corporation.  Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer or employee of the Corporation, or, being at the time a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

Section 3.       Actions, Suits Or Proceedings By Or In The Right Of The Corporation.  Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of the Corporation, or being at the time a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 4.       Authorization of Indemnification.  Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1of this Article XIV or set forth in Section 2 or 3 of this Article XIV, as the case may be.  Such determination shall be made in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders or (iv) as the DGCL may otherwise permit.  To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ and other professionals’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 5.       Good Faith Defined.  For purposes of any determination under Section 4 of this Article XIV, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, (b) the advice of legal counsel for the Corporation or another enterprise, or (c) information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise.  The provisions of this Article XIV Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

Section 6.       Proceedings Initiated by Indemnified Persons.  Notwithstanding any provisions of this Article to the contrary, the Corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 7 of this Article XIV.

Section 7.       Indemnification By A Court.  Notwithstanding any contrary determination in the specific case under Section 4 of this Article XIV, and notwithstanding the absence of any determination thereunder, any director, officer or employee may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under Section 1, 2 or 3 of this Article XIV.  Notice of any application for indemnification pursuant to this Article XIV Section 7 shall be given to the Corporation promptly upon the filing of such application.

Section 8.        Losses Payable In Advance.  Losses related to expenses (including attorneys’ fees) reasonably incurred by a current or former officer or director in defending any threatened or pending Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such current or former director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article.  Such Losses shall be reasonably documented by the current or former officer or director and required payments shall be made promptly by the Corporation.  Such Losses incurred by other employees may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 9.        Non-exclusivity, Vesting and Survival of Indemnification and Advancement Rights.  The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise.  The provisions of this Article XIV shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, 2 or 3 of this Article XIV but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.  The rights conferred and remedies created by this Article XIV shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person.  The rights conferred and remedies created in this Article XIV shall be contract rights and remedies deemed to come into existence and vest, without the need for further documentation, as to a director or officer of the Corporation, when that director or officer of the Corporation takes office or is appointed or elected and begins serving.  These rights and remedies may be enforced by such director or officer as a third party beneficiary of these By-Laws.  Such rights and remedies and the director’s or officer’s right to enforce same, shall continue to exist after any amendment (whether by operation of law, merger or otherwise), repeal, rescission or restrictive modification of this Article XIV with respect to events occurring prior to such amendment, repeal, rescission or restrictive modification.  Notwithstanding Article XIII, any amendment (whether by operation of law, merger or otherwise), alteration or repeal of this Article XIV that adversely affects any right or remedy of an indemnitee or his or her successors shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding (or portion thereof) involving the occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration, or repeal.  Subject only to limitation on the right of any person to indemnification contained in the DGCL, in the event there is a conflict between the provisions of the Corporation’s Certificate of Incorporation, these By-Laws, a resolution of the stockholders or any agreement or other source of indemnification pursuant to which the person claiming a right of indemnification is covered, the broadest possible right to indemnification shall apply.  No rights are conferred in this Article for the benefit of any person (including, without limitation, officers, directors and employees of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

Section 10.    Meaning of certain terms in connection with Employee Benefit Plans, etc.  For purposes of this Article, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee, with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

Section 11.     Insurance.  The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

Dated:  December 16, 2008